UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                February 5, 2008
                ------------------------------------------------
                Date of Report (Date of earliest event reported)


                              Congoleum Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               Delaware                  01-13612            02-0398678
   -------------------------------      -----------       ----------------
   (State or other jurisdiction of      (Commission       (I.R.S. Employer
            incorporation)              File Number)     Identification No.)

                             3500 Quakerbridge Road
                                  P.O. Box 3127
                           Mercerville, NJ 08619-0127
              -----------------------------------------------------
              (Address of principal executive offices and Zip Code)

                                  609-584-3000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                       N/A
                         -------------------------------
                         (Former name or former address,
                         if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

      On February 5, 2008, Congoleum Corporation ("Congoleum") received a notice from the American Stock Exchange LLC (the "Amex") indicating that the Amex intends to suspend trading in Congoleum's common stock and apply to the Securities and Exchange Commission to delist the common stock. The Amex stated that its determination was based on three reasons.

      First, the Amex will normally consider suspending dealings in, or removing from the list, securities of an issuer when advice has been received, deemed by the Amex to be authoritative, that the security is without value, as set forth in Section 1003(c)(iii) of the Amex Company Guide. As previously reported, an amended plan of reorganization has been filed in Congoleum's Chapter 11 proceedings which provides that existing Class A and Class B common shares of Congoleum will be cancelled when the plan takes effect and holders of those shares will not receive anything on account of their cancelled shares. That plan, as amended, is proposed by the future claimant's representative, the official bondholders' committee, the official asbestos claimants' committee and Congoleum.

      Second, the Amex noted that Congoleum's stock has been selling for a substantial period of time at a low price per share, as set forth in Section 1003(f)(v) of the Amex Company Guide. At the close of business on February 7, 2008, Congoleum's Class A Common shares were trading at a price of $.05 per share.

      Third, the Amex noted that the aggregate market value of Congoleum's stock has become so reduced as to make further dealings with the Amex inadvisable, as set forth in Section 1002(b) of the Amex Company Guide. The market capitalization of Congoleum's publicly traded common shares at the close of business on February 7, 2008 was $185 thousand.

      Congoleum does not intend to appeal, or request a review of, the Amex's decision, and thus its common stock is expected to be delisted from the Amex. Congoleum believes that its common stock will be eligible for quotation on the NASD Over-the-Counter Bulletin Board ("OTCBB") following its delisting from the Amex and that one or more market makers will make a market for the Congoleum common shares. There can be no assurance that a market in Congoleum's shares (whether on the OTCBB or any other trading or quotation system) will develop or, if such a market develops, whether it will continue.

      The press release issued by Congoleum on February 7, 2008 with respect to receipt of the Amex letter described above is filed herewith as Exhibit 99 and incorporated herein by reference.

      On December 31, 2003, Congoleum filed a voluntary petition with the United States Bankruptcy Court for the District of New Jersey (Case No. 03-51524) seeking relief under Chapter 11 of the United States Bankruptcy Code as a means to resolve claims asserted against it related to the use of asbestos in its products decades ago.

      Congoleum is a leading manufacturer of resilient flooring, serving both residential and commercial markets. Its sheet, tile and plank products are available in a wide variety of designs and colors, and are used in remodeling, manufactured housing, new construction and commercial applications. The Congoleum brand name is recognized and trusted by consumers as representing a company that has been supplying attractive and durable flooring products for over a century.

Forward Looking Statements

      This report contains certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks, uncertainties and assumptions. These statements can be identified by the use of the words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project" and other words of similar meaning. In particular, these include statements relating to intentions, beliefs or current expectations concerning, among other things, future performance, results of operations, the outcome of contingencies such as bankruptcy and other legal proceedings, and financial conditions. These statements do not relate strictly to historical or current facts. These forward-looking statements are based on Congoleum's expectations, as of the date of this report, of future events, and Congoleum undertakes no obligation to update any of these forward-looking statements.

ITEM 9.01  Financial Statements and Exhibits

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  EXHIBIT NO.                           DESCRIPTION
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      99        Press release, dated February 7, 2008
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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 7, 2008              Congoleum Corporation

                                    By:    /s/ Howard N. Feist III
                                           -------------------------
                                    Name:  Howard N. Feist III
                                    Title: Chief Financial Officer